Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jeffery A. Bryson
Executive VP of Investor Relations
ScanSource, Inc.
864 286-4305

SCANSOURCE REPORTS RECORD FOURTH QUARTER AND YEAR END RESULTS

*Sales increase 21% to $461.1 million

GREENVILLE, SC—August 17, 2006—ScanSource, Inc. (Nasdaq:SCSC), a leading international distributor of AIDC (automatic identification and data capture), point of sale, communications and electronic security products for the reseller market, today announced financial results for its fourth quarter and fiscal year ended June 30, 2006.

QE 6/30/06 capsule:

Net sales	$461.1 million
Net income	$12.1 million
Non-GAAP net income	$12.4 million
Diluted EPS	$0.46 per share
Non-GAAP diluted EPS	$0.47 per share

“We were very pleased with sales results for this quarter in which we had our highest growth rate in over a year as all business units were strong, including the North America bar code and point of sale unit,” said Mike Baur, President and CEO of ScanSource. “The return of some larger deals in the North America point of sale marketplace led to record results for that business unit.”

ScanSource Reports Record Fourth Quarter and Year End Results

Net income, based upon Generally Accepted Accounting Principles (GAAP), increased 29% to $12.1 million for the quarter ended June 30, 2006 versus $9.4 million for the quarter ended June 30, 2005. Diluted earnings per share increased 28% to $0.46 per share compared to $0.36 in the prior year quarter.

Beginning the September 2005 quarter, the Company was required to adopt FASB Statement 123(R), Share-Based Payments, which mandates expensing share-based compensation cost. If the Company had not adopted Statement 123(R) for the June 30, 2006 quarter, net income would have been $285,000 higher or $12.4 million compared to $9.4 million for the June 2005 quarter, an increase of 32%. Diluted earnings per share would have been $0.47 compared to $0.36 for the June 2005 quarter, an increase of 31%.

For the fiscal year ended June 30, 2006, GAAP net income and diluted earnings per share were $40.1 million and $1.53, respectively. For the fiscal year ended June 30, 2006, net income would have been $2.6 million higher or $42.8 million compared to $35.7 million for the fiscal year ended June 2005, an increase of 20%. Diluted earnings per share would have been $1.64 compared to $1.37 for the fiscal year ended June 2005.

Comparable results herein for the quarter and fiscal year ended June 30, 2005 do not reflect the effects of adopting Statement 123(R), which was not yet in effect. Please refer to the Company’s statements regarding non-GAAP financial information and the related reconciliation of GAAP results to non-GAAP results located in this release and also located in the Investor Relations section of the Company’s website at www.scansource.com.

ScanSource Reports Record Fourth Quarter and Year End Results

Non-GAAP Financial Information

The Company has issued stock options in the current and prior periods with similar terms. For internal management analysis, the Company compares current operating expenses to periods prior to the adoption of Statement 123(R) on a “with” and “without” basis to determine the trend of operating expenses.

The reconciliation below shows the effects on the quarterly results if the Company had not adopted Statement 123(R). This non-GAAP data is included with the intention of providing investors a more complete understanding of our operational results and trends as compared with prior period results, but should only be used in conjunction with results reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	Quarter ended June 30,		Fiscal year ended June 30,
	2006	2005	2006	2005
Net income	$12,084	$9,394	$40,109	$35,732
Share-based payment expense under Statement 123(R)	285	—	2,642	—

Non-GAAP net income	$12,369	$9,394	$42,751	$35,732

Net income per common share, assuming dilution	$0.46	$0.36	$1.53	$1.37

Non-GAAP net income per common share, assuming dilution	$0.47	$0.36	$1.64	$1.37

ScanSource Reports Record Fourth Quarter and Year End Results

Forecast for Next Quarter

The Company announced its revenue forecast for the first quarter of fiscal 2007. ScanSource expects net revenues for the September 2006 quarter could range from $465 million to $485 million, including revenues resulting from the July acquisition of T2 Supply.

Safe Harbor Statement

This news release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated results. For more information concerning factors that could cause such a difference, see the Company’s annual report on Form 10K filed with the Securities and Exchange Commission.

About ScanSource

ScanSource, Inc. is a leading international distributor of specialty technology products. The Company markets specialty technologies through five sales units: ScanSource [automatic identification and data capture (AIDC) and point-of-sale (POS) products]; Catalyst Telecom (Avaya communications products); Paracon (communications products); T2 supply (video conferencing and telephone products); and ScanSource Security Distribution (electronic security products).

The Company serves the North America marketplace and has an international segment which sells AIDC and POS products in Latin America and Europe. Founded in 1992, the Company ranks #982 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansource.com.

ScanSource Reports Record Fourth Quarter and Year End Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2006 (unaudited)	June 30, 2005 *
Assets
Current Assets
Cash and cash equivalents	$3,831	$8,609
Trade & notes receivable, net	297,740	215,190
Other receivables	4,558	5,479
Inventories	244,005	178,917
Prepaid expenses and other assets	2,293	3,546
Deferred income taxes	14,659	10,227

Total current assets	567,086	421,968

Property and equipment, net	27,098	23,299
Goodwill	14,404	12,915
Other assets, including identifiable intangible assets	4,631	8,888

Total assets	$613,219	$467,070

Liabilities and Shareholders’ Equity

Current Liabilities
Current portion of long-term debt	$229	$564
Short-term borrowings	—	4,478
Trade accounts payable	271,519	173,255
Accrued expenses and other liabilities	31,242	22,133

Total current liabilities	302,990	200,430

Deferred income taxes	—	1,008
Long-term debt	4,398	6,045
Borrowings under revolving credit facility	27,558	31,269
Other long-term liabilities	2,757	1,341

Total liabilities	337,703	240,093

Minority interest	910	1,092

Shareholders’ Equity
Common stock	72,860	65,381
Retained earnings	197,129	157,020
Accumulated other comprehensive income	4,617	3,484

Total shareholders’ equity	274,606	225,885

Total liabilities and shareholders’ equity	$613,219	$467,070

*	Derived from audited financial statements at June 30, 2005.

ScanSource Reports Record Fourth Quarter and Year End Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(In thousands, except per share data)

	Quarter ended June 30,		Fiscal year ended June 30,
	2006	2005	2006	2005
Net sales	$461,144	$381,195	$1,665,600	$1,469,094
Cost of goods sold	416,216	341,787	1,497,248	1,319,368

Gross profit	44,928	39,408	168,352	149,726

Selling, general and administrative expenses	27,344	23,462	104,759	90,977

Operating income	17,584	15,946	63,593	58,749

Other expense (income):
Interest expense	588	683	2,187	2,127
Interest income	(20)	(173)	(567)	(863)
Other (income) expense	117	(14)	(111)	(466)

Other expense (income), net	685	496	1,509	798

Income before income taxes and minority interest	16,899	15,450	62,084	57,951
Provision for income taxes	4,715	5,956	21,750	21,928

Income before minority interest	12,184	9,494	40,334	36,023

Minority interest in income of consolidated subsidiaries, net of income taxes	100	100	225	291

Net income	$12,084	$9,394	$40,109	$35,732

Per share data:
Net income per common share, basic	$0.47	$0.37	$1.57	$1.41

Weighted-average shares outstanding, basic	25,680	25,329	25,491	25,254

Net income per common share, assuming dilution	$0.46	$0.36	$1.53	$1.37

Weighted-average shares outstanding, assuming dilution	26,262	25,887	26,139	26,019

ScanSource Reports Record Fourth Quarter and Year End Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Quarter Ended June 30, 2006

(In thousands, except per share data)

	GAAP QE June 30, 2006	FASB 123(R) Share-Based Payment Expense	Non-GAAP QE June 30, 2006
Net sales	$461,144		$461,144
Cost of goods sold	416,216		416,216

Gross profit	44,928		44,928

Selling, general and administrative expenses	27,344	(364)	26,980

Operating income	17,584	364	17,948

Other expense (income):
Interest expense	588		588
Interest income	(20)		(20)
Other (income) expense	117		117

Other expense, net	685	—	685

Income before taxes & minority interest	16,899	364	17,263
Provision for income taxes	4,715	79	4,794

Income before minority interest	12,184	285	12,469
Minority interest in income of consolidated subsidiaries, net of income taxes	100	—	100

Net income	$12,084	$285	$12,369

Per share data:
Net income per common share, basic	$0.47		$0.48

Net income per common share, assuming dilution	$0.46		$0.47

ScanSource Reports Record Fourth Quarter and Year End Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Fiscal Year Ended June 30, 2006

(In thousands, except per share data)

	GAAP Fiscal year June 30, 2006	FASB 123(R) Share-Based Payment Expense	Non-GAAP Fiscal year June 30, 2006
Net sales	$1,665,600		$1,665,600
Cost of goods sold	1,497,248		1,497,248

Gross profit	168,352		168,352

Selling, general and administrative expenses	104,759	(3,164)	101,595

Operating income	63,593	3,164	66,757

Other expense (income):
Interest expense	2,187		2,187
Interest income	(567)		(567)
Other (income) expense	(111)		(111)

Other expense, net	1,509	—	1,509

Income before taxes & minority interest	62,084	3,164	65,248
Provision for income taxes	21,750	522	22,272

Income before minority interest	40,334	2,642	42,976
Minority interest in income of consolidated subsidiaries, net of income taxes	225	—	225

Net income	$40,109	$2,642	$42,751

Per share data:
Net income per common share, basic	$1.57		$1.68

Net income per common share, assuming dilution	$1.53		$1.64